Exhibit 10.1

DOMAIN PURCHASE AGREEMENT

This Agreement (the "Agreement") is made as of September 22, 2011 ("Effective Date") by and between Buckingham Exploration Inc. (the "Purchaser"), and Christopher Robin Relph (the "Seller").

RECITALS

WHEREAS the Seller has owned for the past 10 years and currently owns all rights to a domain name entitled Buckingham.com (the “Domain Name”), as well as certain property rights associated with such Domain Name;

AND WHEREAS the Domain Name has received a valuation from the Domain Name provider in excess of US$75,000;

AND WHEREAS the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, all rights, title and interest in such Domain Name and related property rights in consideration of US$10,000, upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, it is hereby agreed between the parties as follows:

AGREEMENT

1. Sale of Domain Name and Related Property Rights

1.1	Seller hereby agrees to sell, assign, transfer and convey to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, all of Seller’s entire rights, title and interest in and to the Domain Name and related property rights, including, but not limited to, any and all associated trademarks, trade names, service marks and trademark rights; copyrights to designs, graphics, content, programming, database, email lists, forms, internal search engines and advertisements related to the Domain Name wherever they exist; and website and any and all internet traffic to the Domain Name and website (together with the Domain Name, the "Property").

2. Consideration

2.1 In consideration for the sale of the Property to the Purchaser, the Purchaser shall pay to the Seller the sum of US$10,000 (the “Purchase Price”) upon execution of this Agreement.

3. Covenants of the Parties

3.1 Upon completion of the transactions contemplated hereby, the Seller covenants to take any and all actions that are necessary or desirable to protect the Purchaser's title to the Property, including but not limited to, authorizing the change of registered ownership of the Domain Name with the authorized entity or registrar/registry.

3.2 Within 10 days of the completion of the transactions contemplated hereby, the Seller covenants to transfer the Domain Name to the Purchaser’s preferred registrar and promptly attend to and satisfactorily complete all requests made by the losing and the gaining registrars and their agents relating to the transfer of the Domain Name.

3.3 Within 10 days of the completion of the transactions contemplated hereby, the Seller covenants to transfer to the Purchaser all documents, files, programs, designs, artwork, templates, folders, databases, search engines or other material, logins and passwords, guides and tutorials related to the Property and its website.

3.4 The parties hereby covenant and agree to take all such further actions, and to execute and deliver all such other documents and instruments, and to mutually cooperate, as may be required in connection with the consummation of the transactions contemplated hereby.

4. Representations and Warranties of the Parties

4.1	Seller hereby represents and warrants that:

	(a)	to the best of his knowledge, Seller is the sole lawful owner of, and has good and marketable title to, the Property free and clear of any and all liens and encumbrances, and Seller has full legal right, power and authority to sell, assign and transfer the Property to the Purchaser;

	(b)	the Seller is not aware of any third party claim to any right, title, or use of the Property;

	(c)	no approval or authorization of, notification, filing or registration with, any government authority is required in connection with the execution and delivery of this Agreement by the Seller, and no consent or authorization of any person is required in connection with the execution of this Agreement or the transfer of the Property to the Purchaser;

	(d)	Seller has not made any sale, pledge or other transfer of, and has not granted any rights or options to purchase or acquire all or any part of, the Property to any party other than the Purchaser;

	(e)	Seller is not party to or engaged in any legal action, suit, investigation or other proceeding by or before any court, arbitrator or administrative agency and has no knowledge of any such threatened action in relation to the Property;

	(f)	this Agreement, when executed and delivered by the parties hereto, shall constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms

4.2	Purchaser hereby represents and warrants that:

	(a)	it has full power and authority to execute and deliver this Agreement and the instruments of transfer and other documents delivered or to be delivered pursuant hereto, and to consummate the transactions contemplated under this Agreement;

	(b)	no approval or authorization of, filing or registration with, or notification to any governmental authority or other party is required in connection with the execution and delivery of this Agreement by the Purchaser;

	(c)	the execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement, when executed and delivered by the parties hereto, shall constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

5. Indemnity

5.1 The Seller shall defend, indemnify and hold Purchaser, its directors, officers, employees, representatives and advisors harmless from and against any and all claims, damages, losses, liabilities, costs and expenses arising out or resulting from any breach of any representation or warranty made by the Seller hereunder, or failure by the Seller to carry out or perform any of his obligations or undertakings under this Agreement.

5.2 The Purchaser shall defend, indemnify and hold Seller and his representatives and advisors harmless from and against any and all claims, damages, losses, liabilities, costs and expenses arising out or resulting from any breach of any representation or warranty made by the Seller hereunder, or failure by the Seller to carry out or perform any of his obligations or undertakings under this Agreement, and any claims asserted by third parties against the Seller relating to actions or operations by the Purchaser in the operation of the Property and made after transfer of the Property.

5.3 The indemnified party shall promptly notify the indemnifying party in writing of any claim, demand, action or proceeding for which indemnification will be sought under Section 3.1 or 3.2.

6. Miscellaneous

6.1 Seller and Purchaser may by mutual written agreement extend the time for the performance of any of the obligations, covenants or undertakings under this Agreement.

6.2 Any waiver of any provision hereof shall not be construed as a waiver of any other provision nor a waiver of a subsequent breach of the same condition. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of its rights hereunder.

6.3 No amendment of any term or condition under this Agreement shall be valid unless it is agreed in writing by both Purchaser and Seller.

6.4 This Agreement shall not be assigned by either party without the prior written consent of the other party.

6.5 There are no conditions to the effectiveness of this Agreement. This Agreement contains the entire Agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among the parties hereto, with respect to the subject matter hereof.

6.6 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

6.7 This Agreement, and the rights of the parties hereto, shall be governed by, construed and enforced in accordance with the laws of the Province of British Columbia, Canada and the laws of Canada applicable therein. The parties hereby attorn to the jurisdiction of the courts of the Province of British Columbia in respect hereof.

6.8 This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

6.9 Time shall be of the essence hereof.

6.10 If any provision of this Agreement is determined to be invalid or unenforceable, any such invalidity or unenforceability will affect only that provision and will not make any other provision of this Agreement invalid or unenforceable and such provision shall be modified, amended or limited only to the extent necessary to render it valid and enforceable.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Buckingham Exploration Inc.

/S/Christopher Robin Relph	By:	/S/ Simon Eley
Christopher Robin Relph		Name: Simon Eley
Title: Director